UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2010

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 21, 2010, Cabot Oil and Gas Corporation (the “Company”) issued a press release announcing the retirement of Henry C. Smyth, Vice President, Controller and Treasurer of the Company, effective March 31, 2010. Mr. Smyth will retire as the Company’s principal accounting officer, effective March 1, 2010.

On February 21, 2010, the Company also announced the appointment of Todd Roemer, 39, as Controller and principal accounting officer of the Company, effective upon Mr. Smyth’s retirement. Mr. Roemer was with PricewaterhouseCoopers LLP from 1996 to February 2010, including as Senior Manager since September 2003. The Company entered into a change-in-control agreement with Mr. Roemer, the terms of which are described in the Company’s proxy statement for its 2009 annual meeting of stockholders.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by Cabot Oil & Gas Corporation dated February 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/S/ SCOTT C. SCHROEDER
Scott C. Schroeder
Vice President and Chief Financial Officer (Principal Financial Officer)

Date: February 22, 2010

EXHIBIT INDEX

99.1	—	Press release issued by Cabot Oil & Gas Corporation dated February 21, 2010